EXHIBIT A

                  AGREEMENT, dated as of February 7, 1997 by and among Gary M. Simon, having an address at 23 Lotus Street, Cedarhurst, New York 11516 ("Simon"), Concord Camera Corp., a New Jersey corporation having an address at 35 Mileed Way, Avenel, New Jersey 07001 (the "Company"), and each of the individuals whose names are set forth at the foot of this Agreement, having an address care of the Company (collectively, the "Purchasers").


                  WHEREAS, Simon is a participant in the Management Stock Provisions of the Company, pursuant to which he has purchased 25,000 shares of common stock of the Company (the "Shares") and is the holder of an option to purchase 25,000 shares of common stock of the Company (the "Option") and is the obligor under a promissory note to the Company in an outstanding principal amount equal to $134,375 plus accrued interest (the "Note");


                  WHEREAS, each of the Purchasers desires to purchase from Simon the number of Shares and portion of the Option set forth opposite their respective names at the foot of this Agreement in consideration of the assumption by each of the Purchasers of all of Simon's obligations under the portion of the Note set forth opposite their respective names at the foot of this Agreement; and


                  WHEREAS, the Company is willing to consent to such purchase, sale and assumption and upon the occurrence thereof, is willing to release Simon from any further obligations under the Note.

                  NOW, THEREFORE, the parties hereby take the actions evidenced by this Agreement and agree as follows:

                  1. Simon hereby represents and warrants to each of the Purchasers that Simon is the record and beneficial owner of the Shares and the Option free and clear of any liens, claims or encumbrances of any type whatsoever, except for the pledge of the Shares to the Company as security for payment of the Note, and that the outstanding principal amount of the Note is as set forth above.

                  2. Simon hereby sells, transfers and conveys to each of the Purchasers, and each of the Purchasers hereby accepts, the number of Shares and the portion of the Option set forth opposite each such Purchaser's name at the foot of this Agreement and each of the Purchasers hereby assumes all of Simon's obligations under the portion of the Note set forth opposite each such Purchaser's name at the foot of this Agreement.

                  3. The Company hereby consents to the foregoing and releases Simon from any and all obligations of Simon under the Note. Concurrently with the execution and delivery hereof, the Company has returned to Simon the Note stamped cancelled.


July 28, 1997 (11:13 am)
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                  4. Concurrently  with the execution and delivery hereof,  each of the Purchasers has delivered to the Company, and the Company has accepted, a new promissory note evidencing the portion of the principal amount of the Note plus accrued interest assumed by each Purchaser, a pledge agreement granting to the Company a security interest in the Shares purchased by each Purchaser and the certificate in the name of each Purchaser representing such Shares.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its representative thereunto duly authorized, and each of Simon and the Purchasers has duly executed this Agreement as of the day and year first above written.

                                                      CONCORD CAMERA CORP.



                                                       By: /s/ Ira B. Lampert
                                                       Name:  Ira B. Lampert
                                                       Title: Chairman and Chief
                                                              Executive Officer


                                                          /s/ Gary M. Simon
                                                          Gary M. Simon

Number of Shares
Purchased:  10,000

Option with respect
to 10,000 Shares

Principal amount of
Promissory Note: $53,750                                  /s/ Brian King
                                                          Brian King


Number of Shares
purchased:  10,000

Option with respect
to 10,000 Shares

Principal amount of
Promissory Note: $53,750                                  /s/ Lawrence Pesin
                                                          Lawrence Pesin







July 28, 1997 (11:13 am)
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Number of Shares
purchased:  5,000

Option with respect
to 5,000 Shares

Principal amount of
Promissory Note: $26,875                                  /s/ Keith Lampert
                                                          Keith Lampert



               This Agreement was fully executed on July 18, 1997.



July 28, 1997 (11:13 am)


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